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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2001 (except for the fourth paragraph of Note 7, as to which the date is March 28, 2001), with respect to the consolidated financial statements of eDiets.com, Inc. included in the Registration Statement (Form SB-2 No.333-_____) and related Prospectus of eDiets.com, Inc. dated May 31, 2001.



                                             /s/ Ernst & Young LLP




West Palm Beach, Florida
May 25, 2001